UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2023

Date of Report (Date of earliest event reported)

EMCORE CORPORATION

Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803

Address of principal executive offices, including zip code

(626) 293-3400

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 23, 2023, EMCORE Corporation (the “Company”) received a letter (the “Notification Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5450(a)(1) because the Company's common stock failed to maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days at any time prior to December 20, 2023. In the event that the Company does not regain compliance by December 20, 2023, the Company may be eligible for additional time to reach compliance with the minimum bid price requirement.

The Notification Letter has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq. The Company intends to actively monitor the bid price for its common stock between now and December 20, 2023 (or any extension thereof), and will consider available options to resolve the deficiency and regain compliance with the minimum bid price requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

Dated:	June 29, 2023	By:	/s/ Tom Minichiello
		Name:	Tom Minichiello
		Title:	Chief Financial Officer